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                                                                    Exhibit 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation of our report dated January 31, 2000 on our audits of the financial statements of R.W. Electronics, Inc. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 8-K of VerticalNet, Inc. dated March 31, 2000.


                                        Tonneson & Company CPAs PC



Wakefield, Massachusetts
April 13, 2000